UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2016

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

888-888-5478
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Election of Director

On March 15, 2016, the Board of Directors of Angie’s List, Inc. (the “Company”) elected Mike Sands to its Board as an independent, Class II director to serve until the expiration of the Class II term at the 2016 annual meeting of stockholders, or until his earlier death, disqualification, resignation or removal. The Board was also expanded to 12 directorships.

Mr. Sands will be compensated for his service on the Board pursuant to the Company's non-employee director compensation practices (each pro-rated for any partial year of service). Further, Mr. Sands will receive an annual equity grant pursuant to the Company's Amended and Restated Omnibus Incentive Plan in an amount consistent with the awards granted annually to non-employee directors. Mr. Sands will also enter into the Company's standard form of director indemnification agreement.

A copy of the press release announcing the election of Mr. Sands is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05    Amendment to the Registrants Code of Ethics.

On March 15, 2016, the Company’s Audit Committee approved the amended and restated Code of Business Conduct and Ethics (the “Amended Code”). Previously, under the Company’s Code of Business Conduct and Ethics, the Company’s chief financial officer served as the Company’s administrator of such code. Pursuant to the Amended Code, the Company’s Senior Corporate and Compliance counsel and Chief Legal Officer will serve as the Company’s compliance officer and administrator of such code. The Amended Code also adds provisions relating to: (i) reporting violations to a Governmental Agency, (ii) truth in advertising; and (iii) internal accounting controls. The Amended Code also makes certain administrative changes.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith.

Exhibit No.	Exhibit Description
14	Code of Business Conduct and Ethics, as amended March 15, 2016
99.1	Press Release dated March 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2016

ANGIE'S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
14	Code of Business Conduct and Ethics, as amended March 15, 2016
99.1	Press Release dated March 17, 2016